                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 2 to the registration statement on Form S-4 of our report dated May 30, 1997 (except for Note 10, as to which the date is June 20, 1997), on our audits of the consolidated financial statements and financial statement schedule of HCC Industries Inc. We also consent to the reference to our firm under the caption "Experts".


Coopers & Lybrand L.L.P.

/s/ Coopers & Lybrand L.L.P.


Los Angeles, CA
September 19, 1997